Exhibit 99.1

Investor Relations Contacts:

Keith Terreri, Vice President - Finance & Treasurer

Jim Mathias, Director – Investor Relations

214-570-4641

investor_relations@metropcs.com

MetroPCS Reports First Quarter 2011 Results

Record Net Subscriber Additions and Record First Quarter Adjusted EBITDA

First Quarter 2011 Highlights Include:

•	Record quarterly net subscriber additions of over 725 thousand, resulting in a 21% increase in total subscriber base over the preceding twelve month period

•	Quarterly ARPU of $40.42, an increase of $0.59 over the prior year first quarter and the first time ARPU has been over $40.00 since the fourth quarter of 2009

•	Record first quarter Adjusted EBITDA of $285 million, an increase of approximately 28% over first quarter of 2010

•	Quarterly consolidated total revenues of $1.2 billion, an increase of 23% over first quarter of 2010

•	Quarterly consolidated churn of 3.1%, down 60bps from 3.7% for the first quarter 2010

•	Quarterly net income of $56 million, an increase of 149% over first quarter of 2010, and EPS of $0.15 compared to EPS of $0.06 in the first quarter of 2010

DALLAS (May 3, 2011) – MetroPCS Communications, Inc. (NYSE: PCS), the nation’s leading provider of unlimited, flat-rate wireless communications service with no annual contract, today announced financial and operational results for the quarter ended March 31, 2011. MetroPCS reported growth in quarterly Adjusted EBITDA of approximately 28% over the first quarter 2010 and finished the first quarter 2011 with approximately 8.9 million subscribers.

“We reported record net subscriber additions of over seven hundred twenty-five thousand this quarter, the highest in company history. Building on the strong momentum we had throughout 2010, continued interest in our Wireless for All plans and in the significant uptake of our Android Smartphones, total subscriber growth was 21% year over year. We also reported churn of 3.1% representing a significant year over year reduction from first quarter 2010 churn of 3.7%. We believe we are well positioned in this competitive marketplace by providing mobile broadband on cutting-edge Smartphones for an affordable price to our subscribers,” said Roger D. Linquist, Chairman, President and Chief Executive Officer of MetroPCS.

“The Internet is going mobile and we believe our subscribers’ demand for multimedia and video will continue to increase, specifically within the Android platform. Over time, our pay in advance subscribers will have more access to premium Smartphones enabling them to enjoy services that deliver entertainment, social networking and more sharing of content. 4G LTE is rapidly becoming the world standard and we now offer 4G LTE in all of our major metropolitan areas and we continue to expect to finish the majority of our planned build out by the end of 2011. With an exceptional first quarter, we are off to a great start this year and we will continue to be focused on profitable growth and building long term value for our shareholders,” Linquist concluded.

Key Consolidated Financial and Operating Metrics

(in millions, except percentages, per share, per subscriber and subscriber amounts)

	Three Months Ended	Three Months Ended	Year over year
	March 31, 2011	March 31, 2010	change
Service revenues	$1,050	$853	23%
Total revenues	$1,194	$971	23%
Income from operations	$145	$105	38%
Net income	$56	$23	149%
Diluted net income per common share	$0.15	$0.06	150%
Adjusted EBITDA(1)	$285	$224	28%
Adjusted EBITDA as a percentage of service revenues	27.2%	26.2%	100bps

ARPU(1)	$40.42	$39.83	$0.59
CPGA(1)	$157.28	$146.18	$11.10
CPU(1)	$19.79	$18.79	$1.00
Churn-Average Monthly Rate	3.1%	3.7%	60bps

Consolidated Subscribers
End of Period	8,881,055	7,331,126	21%
Net Additions	725,945	691,602	5%
Penetration of Covered POPs(2)	9.0%	7.8%	120bps

(1)	For a reconciliation of non-GAAP financial measures, please refer to the section entitled “Definition of Terms and Reconciliation of non-GAAP Financial Measures” included at the end of this release.
(2)	Number of covered POPs covered by MetroPCS Communications, Inc. network increased approximately 5 million from 3/31/10 to 3/31/11.

Quarterly Consolidated Results

•	Consolidated service revenues of approximately $1.1 billion for the first quarter, an increase of approximately $197 million, or 23%, when compared to the prior year’s first quarter.

•	Income from operations increased $40 million, or 38%, for the quarter ended March 31, 2011 when compared to the prior year’s first quarter.

•	Net income for the quarter increased $33 million, or 149%, for the quarter ended March 31, 2011 when compared to the prior year’s first quarter.

•	Adjusted EBITDA of $285 million increased by $61 million, or approximately 28%, when compared to the same period in the previous year.

•

Average revenue per user (ARPU) of $40.42 for the first quarter of 2011 represents an increase of $0.59 when compared to the first quarter of 2010 and an increase of $0.63 when compared to the fourth quarter of 2010. The increase in ARPU was primarily attributable to continued demand for our Wireless for All and 4G LTE rate plans.

•

The Company’s cost per gross addition (CPGA) of $157.28 for the first quarter of 2011 represents an increase of $11.10 when compared to the prior year’s first quarter. The increase was primarily driven by increased promotional activities.

•

Cost per user (CPU) increased to $19.79 in the first quarter of 2011, or 5%, when compared to the first quarter of 2010. The increase in CPU is primarily driven by the increase in handset subsidies on existing customers and the inclusion of regulatory fees in our Wireless for All service plans as well as costs associated with our 4G LTE network upgrade.

•

Churn decreased 60 basis points from 3.7% to 3.1%, when compared to the first quarter of 2010. The decrease in churn was primarily driven by the continued acceptance of our Wireless for All service plans.

Updated Operational and Financial Guidance for 2011

MetroPCS currently expects to incur capital expenditures in the range of $700 million to $900 million on a consolidated basis for the full year ending December 31, 2011.

MetroPCS Conference Call Information

MetroPCS Communications, Inc. will host a conference call to discuss its First Quarter 2011 Earnings Results at 9:00 a.m. Eastern Daylight Time (EDT) on Tuesday, May 3, 2011.

Date:	Tuesday, May 3, 2011
Time:	9:00 a.m. EDT
Call-in Numbers:	Toll free: 800-432-9830
International:	719-234-7318
Participant Passcode:	9038875

Please plan on accessing the conference call ten minutes prior to the scheduled start time.

The conference call will be broadcast live via the Company’s Investor Relations website at investor.metropcs.com. A replay of the webcast will be available on the website beginning at approximately 12:30 p.m. EDT on May 3, 2011.

A replay of the conference call will be available for two weeks starting shortly after the call concludes and can be accessed by dialing 888-203-1112 (toll free) or 719-457-0820 (international). The passcode required to listen to the replay is 9038875.

To automatically receive MetroPCS financial news by e-mail, please visit the Investor Relations portion of the MetroPCS website, investor.metropcs.com, and subscribe to E-mail Alerts.

All registered marks, including but not limited to, Wireless for All, are registered service marks of MetroPCS Wireless, Inc. All rights reserved. All other company and product names mentioned may be trademarks or registered marks of the respective companies with which they are associated.

About MetroPCS Communications, Inc.

Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of unlimited wireless communications service for a flat-rate with no annual contract. MetroPCS is the fifth largest facilities-based wireless carrier in the United States based on number of subscribers served. With Metro USA(SM), MetroPCS customers can use their services in areas throughout the United States covering a population of over 280 million people. As of March 31, 2011, MetroPCS had approximately 8.9 million subscribers. For more information please visit www.metropcs.com.

Forward-Looking Statements

This news release includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. Any statements made in this news release that are not statements of historical fact, including statements about our beliefs, opinions and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning our competitive positioning, the planned build-out of our networks, the strength of our handset line-up, the experience our customers will have on our service, our positioning with regard to market and competitive challenges, our guidance on capital expenditures for 2011, and possible or assumed future results of operations, and statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, capital expenditures, financing needs, outcomes of litigation and other information that is not historical information. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “projects,” “become,” “should,” “would,” “could,” “may,” “will,” “forecast,” and other similar expressions.

Forward-Looking Statements

This news release includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. Any statements made in this news release that are not statements of historical fact, including statements about our beliefs, opinions and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning our competitive positioning, planned network build-out, the strength of our handset line-up, the experience our customers will have on our service, our positioning with regard to market and competitive challenges, our guidance on capital expenditures for 2011, and possible or assumed future results of operations, and statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, capital expenditures, financing needs, outcomes of litigation and other information that is not historical information. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “projects,” “should,” “would,” “could,” “may,” “become,” “will,” “forecast,” and other similar expressions.

These forward-looking statements, are based on reasonable assumptions at the time they are made, including our current expectations, plans, beliefs, opinions and assumptions in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such times. Forward-looking statements are not guarantees of future performance or results. Actual financial results, performance or results of operations may differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to:

•	the highly competitive nature of our industry;

•	our ability to manage our rapid growth, achieve planned growth, manage churn rates, and maintain our cost structure;

•	our and our competitors’ current and planned promotions, marketing and sales initiatives and our ability to respond and support them;

•	our ability to negotiate and maintain acceptable agreements with our suppliers and vendors, including roaming arrangements;

•	the seasonality of our business and any failure to have strong customer growth in the first and fourth quarters;

•	increases or changes in taxes and regulatory fees;

•

the rapid technological changes in our industry, our ability to adapt and respond to such technological changes, our ability to deploy new technologies, such as long term evolution, or 4G LTE, in our networks and successfully offer new services using such new technology;

•

our ability to meet the demands and expectations of our customers, secure the products, services, applications, content and network infrastructure equipment we need or which our customers or potential customers demand and to maintain adequate customer care;

•	our ability to secure spectrum, or secure it at acceptable prices, when we need it;

•	our ability to manage our networks to deliver the services our customers expect and to maintain and increase capacity of our networks and business systems to satisfy the demands of our customers;

•	our ability to adequately enforce or protect our intellectual property rights and defend against suits filed by others;

•	our capital structure, including our indebtedness amounts and the limitations imposed by the covenants in our indebtedness and maintain our financial and disclosure controls and procedures;

•	our inability to attract and retain key members of management and train personnel;

•

our reliance on third parties to provide distribution, products, software and services that are integral to our business and the ability of our suppliers to perform, develop and timely provide us with technological developments, products and services we need to remain competitive;

•	governmental regulation affecting our services and the costs of compliance and our failure to comply with such regulations; and

•

other factors described or referenced from time to time in our annual report on Form 10-K, for the year ended December 31, 2010, as well as subsequent quarterly reports on Form 10-Q, or current reports on Form 8-K, all of which are on file with the SEC and may be obtained free of charge through the SEC’s website http://www.sec.gov, from the Company’s website at www.metropcs.com under the investor relations tab, or from the Company by contacting the Investor Relations department.

The forward-looking statements speak only as to the date made, are based on current assumptions and expectations, and are subject to the factors above, among others, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. You should not place undue reliance on these forward-looking statements, which are based on current assumptions and expectations and speak only as of the date of this release. MetroPCS Communications, Inc. is not obligated to, and does not undertake a duty to, update any forward-looking statement to reflect events after the date of this release, except as required by law. The results for the first quarter of 2011 may not be reflective of results for the year or any subsequent period. MetroPCS does not plan to update nor reaffirm guidance except through formal public disclosure pursuant to Regulation FD.

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share information)

(Unaudited)

	March 31, 2011	December 31, 2010
CURRENT ASSETS:
Cash and cash equivalents	$1,321,550	$796,531
Short-term investments	337,401	374,862
Inventories	285,849	161,049
Accounts receivable (net of allowance for uncollectible accounts of $2,906 and $2,494 at March 31, 2011 and December 31, 2010, respectively)	56,640	58,056
Prepaid expenses	60,769	50,477
Deferred charges	102,163	83,485
Deferred tax assets	6,290	6,290
Other current assets	58,848	63,135

Total current assets	2,229,510	1,593,885

Property and equipment, net	3,738,733	3,659,445
Restricted cash and investments	2,876	2,876
Long-term investments	19,314	16,700
FCC licenses	2,537,135	2,522,241
Other assets	120,739	123,433

Total assets	$8,648,307	$7,918,580

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$609,160	$521,788
Current maturities of long-term debt	27,536	21,996
Deferred revenue	242,013	224,471
Other current liabilities	25,015	34,165

Total current liabilities	903,724	802,420

Long-term debt, net	4,255,064	3,757,287
Deferred tax liabilities	677,841	643,058
Deferred rents	105,458	101,411
Other long-term liabilities	73,667	72,828

Total liabilities	6,015,754	5,377,004

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.0001 per share, 100,000,000 shares authorized; no shares of preferred stock issued and outstanding at March 31, 2011 and December 31, 2010	0	0
Common stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 358,192,717 and 355,318,666 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	36	36
Additional paid-in capital	1,720,343	1,686,761
Retained earnings	914,486	858,108
Accumulated other comprehensive income (loss)	2,058	(1,415)
Less treasury stock, at cost, 404,265 and 237,818 treasury shares at March 31, 2011 and December 31, 2010, respectively	(4,370)	(1,914)

Total stockholders’ equity	2,632,553	2,541,576

Total liabilities and stockholders’ equity	$8,648,307	$7,918,580

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income

(in thousands, except share and per share information)

(Unaudited)

	For the three months ended March 31,
	2011	2010
REVENUES:
Service revenues	$1,050,217	$853,283
Equipment revenues	144,160	117,220

Total revenues	1,194,377	970,503

OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense of $111,828 and $94,944 shown separately below)	341,417	284,652
Cost of equipment	409,262	313,738
Selling, general and administrative expenses (excluding depreciation and amortization expense of $16,867 and $12,857 shown separately below)	169,771	159,909
Depreciation and amortization	128,695	107,801
Gain on disposal of assets	(105)	(828)

Total operating expenses	1,049,040	865,272

Income from operations	145,337	105,231

OTHER EXPENSE (INCOME):
Interest expense	56,561	67,482
Interest income	(515)	(464)
Other (income) expense, net	(255)	455

Total other expense	55,791	67,473

Income before provision for income taxes	89,546	37,758

Provision for income taxes	(33,168)	(15,097)

Net income	$56,378	$22,661

Other comprehensive income (loss):
Unrealized gains on available-for-sale securities, net of tax of $62 and $20, respectively	99	32
Unrealized gains (losses) on cash flow hedging derivatives, net of tax of $376 and tax benefit of $3,779, respectively	600	(6,027)
Reclassification adjustment for gains on available-for-sale securities included in net income, net of tax of $65 and $50 respectively	(103)	(79)
Reclassification adjustment for losses on cash flow hedging derivatives included in net income, net of tax benefit of $1,780 and $4,222, respectively	2,877	6,734

Total other comprehensive income	3,473	660

Comprehensive income	$59,851	$23,321

Net income per common share:
Basic	$0.16	$0.06

Diluted	$0.15	$0.06

Weighted average shares:
Basic	356,988,270	352,782,898

Diluted	361,406,194	354,003,541

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	For the three months ended March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$56,378	$22,661
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	128,695	107,801
Provision for (recovery of) uncollectible accounts receivable	166	(28)
Deferred rent expense	4,094	5,535
Cost of abandoned cell sites	56	535
Stock-based compensation expense	11,284	11,416
Non-cash interest expense	1,993	3,134
Gain on disposal of assets	(105)	(828)
Gain on sale of investments	(168)	(129)
Accretion (reduction) of asset retirement obligations	1,313	(113)
Other non-cash expense	0	470
Deferred income taxes	32,257	14,177
Changes in assets and liabilities:
Inventories	(124,800)	29,807
Accounts receivable, net	1,250	(1,274)
Prepaid expenses	(10,306)	(21,149)
Deferred charges	(18,679)	(7,899)
Other assets	8,645	(475)
Accounts payable and accrued expenses	28,083	43,724
Deferred revenue	17,542	16,148
Other liabilities	615	1,519

Net cash provided by operating activities	138,313	225,032

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(187,032)	(139,295)
Change in prepaid purchases of property and equipment	(10,371)	2,602
Proceeds from sale of property and equipment	573	231
Purchase of investments	(162,378)	(162,372)
Proceeds from maturity of investments	200,000	112,500
Change in restricted cash and investments	0	1,500
Acquisitions of FCC licenses and microwave clearing costs	(1,528)	(196)
Cash used in asset acquisitions	(8,000)	0

Net cash used in investing activities	(168,736)	(185,030)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	52,887	(49,523)
Proceeds from debt issuance net of discount	497,500	0
Debt issuance costs	(6,830)	0
Repayment of debt	(5,250)	(4,000)
Payments on capital lease obligations	(2,940)	(667)
Purchase of treasury stock	(2,456)	(626)
Proceeds from exercise of stock options	22,531	7

Net cash provided by (used in) financing activities	555,442	(54,809)

INCREASE (DECREASE) CASH AND CASH EQUIVALENTS	525,019	(14,807)
CASH AND CASH EQUIVALENTS, beginning of period	796,531	929,381

CASH AND CASH EQUIVALENTS, end of period	$1,321,550	$914,574

Definition of Terms and Reconciliation of Non-GAAP Financial Measures

The Company utilizes certain financial measures and key performance indicators that are not calculated in accordance with GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows, or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Average revenue per user, or ARPU, cost per gross addition, or CPGA, cost per user, or CPU, and Adjusted EBITDA are non-GAAP financial measures utilized by the Company’s management to judge the Company’s ability to meet its liquidity requirements and to evaluate its operating performance. Management believes that these measures are important in understanding the performance of the Company’s operations from period to period, and although every company in the wireless industry does not define each of these measures in precisely the same way, management believes that these measures (which are common in the wireless industry) facilitate key liquidity and operating performance comparisons with other companies in the wireless industry. The following tables reconcile the Company’s non-GAAP financial measures with the Company’s financial statements presented in accordance with GAAP.

ARPU — The Company utilizes ARPU to evaluate its per-customer service revenue realization and to assist in forecasting future service revenues. ARPU is calculated exclusive of pass through charges that the Company collects from its customers and remits to the appropriate government agencies.

Average number of customers for any measurement period is determined by dividing (a) the sum of the average monthly number of customers for the measurement period by (b) the number of months in such period. Average monthly number of customers for any month represents the sum of the number of customers on the first day of the month and the last day of the month divided by two. ARPU for the three months ended March 31, 2010 includes approximately $0.8 million that would have been recognized as service revenues but were classified as equipment revenues because the consideration received from customers was less than the fair value of promotionally priced handsets. The following table shows the calculation of ARPU for the periods indicated.

	Three Months Ended March 31,
	2011	2010
	(in thousands, except average number of customers and ARPU)
Calculation of Average Revenue Per User (ARPU):
Service revenues	$1,050,217	$853,283
Add:
Impact to service revenues of promotional activity	—	778
Less:
Pass through charges	(21,275)	(23,745)

Net service revenues	$1,028,942	$830,316

Divided by: Average number of customers	8,485,035	6,949,153

ARPU	$40.42	$39.83

CPGA — The Company utilizes CPGA to assess the efficiency of its distribution strategy, validate the initial capital invested in its customers and determine the number of months to recover its customer acquisition costs. This measure also allows management to compare the Company’s average acquisition costs per new customer to those of other wireless broadband mobile providers. Equipment revenues related to new customers, adjusted for the impact to service revenues of promotional activity, are deducted from selling expenses in this calculation as they represent amounts paid by customers at the time their service is activated that reduce the Company’s acquisition cost of those customers. Additionally, equipment costs associated with existing customers, net of related revenues, are excluded as this measure is intended to reflect only the acquisition costs related to new customers. The following table reconciles total costs used in the calculation of CPGA to selling expenses, which the Company considers to be the most directly comparable GAAP financial measure to CPGA.

	Three Months Ended March 31,
	2011	2010
	(in thousands, except gross customer additions and CPGA)
Calculation of Cost Per Gross Addition (CPGA):
Selling expenses	$91,863	$89,146
Less: Equipment revenues	(144,160)	(117,220)
Add: Impact to service revenues of promotional activity	—	778
Add: Equipment revenue not associated with new customers	75,234	63,313
Add: Cost of equipment	409,262	313,738
Less: Equipment costs not associated with new customers	(192,202)	(134,744)

Gross addition expenses	$239,997	$215,011

Divided by: Gross customer additions	1,525,880	1,470,865

CPGA	$157.28	$146.18

CPU — The Company utilizes CPU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in the Company’s business operations affect non-selling cash costs per customer. In addition, CPU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless providers. The Company believes investors use CPU primarily as a tool to track changes in the Company’s non-selling cash costs over time and to compare the Company’s non-selling cash costs to those of other wireless providers, although other wireless carriers may calculate this measure differently. The following table reconciles total costs used in the calculation of CPU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CPU.

	Three Months Ended March 31,
	2011	2010
	(in thousands, except average number of customers and CPU)
Calculation of Cost Per User (CPU):
Cost of service	$341,417	$284,652
Add: General and administrative expense	77,908	70,763
Add: Net loss on equipment transactions unrelated to initial customer acquisition	116,968	71,431
Less: Stock-based compensation expense included in cost of service and general and administrative expense	(11,284)	(11,416)
Less: Pass through charges	(21,275)	(23,745)

Total costs used in the calculation of CPU	$503,734	$391,685

Divided by: Average number of customers	8,485,035	6,949,153

CPU	$19.79	$18.79

Adjusted EBITDA — The Company utilizes Adjusted EBITDA to monitor the financial performance of its operations. This measurement, together with GAAP measures such as revenue and income from operations, assists management in its decision-making process related to the operations of the company’s business. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for income from operations, net income, or any other measure of financial performance reported in accordance with GAAP. In addition, other wireless carriers may calculate this measure differently.

The Company believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate its overall operating performance and that this metric facilitates the comparisons with other wireless communications companies. The Company uses Adjusted EBITDA internally as a metric to evaluate and compensate its personnel and management for their performance, and as a benchmark to evaluate its operating performance in comparison to its competitors. Management also uses Adjusted EBITDA to measure, from period-to-period, the company’s ability to provide cash flows to meet future debt services, capital expenditures and working capital requirements and fund future growth.

The following tables illustrate the calculation of Adjusted EBITDA and reconcile Adjusted EBITDA to net income and cash flows from operating activities, which we consider to be the most directly comparable GAAP financial measures to Adjusted EBITDA.

	Three Months Ended March 31,
	2011	2010
	(in thousands)
Calculation of Adjusted EBITDA:
Net income	$56,378	$22,661
Adjustments:
Depreciation and amortization	128,695	107,801
Gain on disposal of assets	(105)	(828)
Stock-based compensation expense	11,284	11,416
Interest expense	56,561	67,482
Interest income	(515)	(464)
Other (income) expense, net	(255)	455
Provision for income taxes	33,168	15,097

Adjusted EBITDA	$285,211	$223,620

	Three Months Ended March 31,
	2011	2010
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA:
Net cash provided by operating activities	$138,313	$225,032
Adjustments:
Interest expense	56,561	67,482
Non-cash interest expense	(1,993)	(3,134)
Interest income	(515)	(464)
Other (income) expense, net	(255)	455
Other non-cash expense	—	(470)
(Provision for) recovery of uncollectible accounts receivable	(166)	28
Deferred rent expense	(4,094)	(5,535)
Cost of abandoned cell sites	(56)	(535)
Gain on sale and maturity of investments	168	129
(Accretion) reduction of asset retirement obligations	(1,313)	113
Provision for income taxes	33,168	15,097
Deferred income taxes	(32,257)	(14,177)
Changes in working capital	97,650	(60,401)

Adjusted EBITDA	$285,211	$223,620